Exhibit 16.1

February 23, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Pericom Semiconductor Corporation’s Form 8-K dated February 16, 2006, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP

San Jose, California